UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 11, 2015

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On September 11, 2015, Net Element, Inc. (the “Company”) entered into a Letter Agreement (the “Agreement”) with certain accredited investors listed on the signature pages attached to the Agreement (the “Investors”) providing for the issuance by the Company to the Investors of 11,357,143 shares of the Company’s common stock in the aggregate (the “Restricted Shares”) and options to purchase 11,357,143 shares of the Company’s common stock in the aggregate on the terms set forth in each Investor’s Option to Purchase Shares of Restricted Common Stock (the “Restricted Options”).

The Company intends to use the proceeds from the sale of the Restricted Shares and the Restricted Options for general working capital purposes.

The Restricted Shares and the Restricted Options, including the shares of common stock issuable, subject to compliance with Rule 144 under the Securities Act of 1933, as amended (the "1933 Act")), upon exercise of the Restricted Options, were issued to the Investors in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the 1933 Act. All of the Restricted Shares and Restricted Options (including the shares of common stock issuable, subject to compliance with Rule 144 under the 1933 Act, upon exercise of the Restricted Options) will be restricted securities within the meaning of Rule 144 under the 1933 Act and, accordingly, each of the stock certificates of the Company to be issued evidencing such securities will contain a standard Rule 144 restrictive securities legend.

The Restricted Shares purchase price was $0.14 per share, equal to the closing trading price of the Company Common Stock on July 29, 2015, the date when the Investors committed (subject to the approval of the Company’s board of directors of a committee thereof) to the transactions contemplated in the Agreement. Each Restricted Option will expire on the fifth (5th) annual anniversary of the date of the Agreement and shall be exercisable (prior to its expiration) into one (1) Restricted Share at the exercise price equal 110% of the closing trading price per one (1) share of Company common stock reported on The NASDAQ Capital Market on the date of the Agreement. Each Investor may elect to exercise it or his Option through a cashless exercise, in which case such Investor would receive upon such exercise the “net number” of shares of Company common stock determined according to the formula set forth in such Investor’s Restricted Option. The board of directors of the Company reserved 11,357,143 shares of the Company’s authorized but unissued common stock for the issuance in connection with the conversion of the Options.

The Agreement and the Restricted Options provide that under no circumstances may the aggregate number shares of Company common stock issued to the Investors under the Agreement and the Restricted Options (including the shares of common stock issuable, subject to compliance with Rule 144 under the 1933 Act, upon exercise of the Restricted Options) at any time exceed 19.99% of the total number of shares of Company common stock issued and outstanding or of the voting power unless the Company has obtained either (i) its stockholders' approval of the issuance of more than such number of shares of Common Stock pursuant to NASDAQ Marketplace Rule 5635(d) or (ii) a waiver from The NASDAQ Stock Market of the Company’s compliance with Rule 5635(d).

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Some of the Investors are Star Equities LLC, Kenges Rakishev, William Healy and Steven Wolberg. Oleg Firer is a managing member of Start Equities LLC and is also Chief Executive Officer and a director of the Company, Mr. Rakishev and Mr. Healy are directors of the Company, and Mr. Wolberg is Chief Legal Officer and Secretary of the Company.

The foregoing is only a brief description of the terms of the Agreement, the Restricted Shares and the Restricted Options, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Agreement and the Form of Option to Purchase Shares of Restricted Common Stock which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02           Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this Current Report are incorporated herein by reference.

Item 3.03           Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

4.1	Form of Option to Purchase Shares of Restricted Common Stock

10.1	Letter Agreement, dated as of September 11, 2015, among the Company and the investors listed on the signature pages attached thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2015

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Option to Purchase Shares of Restricted Common Stock

10.1	Letter Agreement, dated as of September 11, 2015, among the Company and the investors listed on the signature pages attached thereto